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                                                               EXHIBIT 10.11(d)
                                DEMAND DEBENTURE



DATE:               May 6, 1994

PRINCIPAL SUM:      U.S. $20,000,000

INTEREST RATE:      20% per annum

CREDITOR'S ADDRESS: CONTINENTAL BANK N.A., as Agent
                    231 South LaSalle Street
                    Chicago, Illinois
                    U.S.A. 60697
                    (312) 987-5500 (Facsimile)


                 MANCHESTER PLASTICS, LTD. (the "Debtor") has entered into a Credit Agreement dated as of May 6, 1994 (as amended or otherwise modified from time to time, the "Credit Agreement") with various financial institutions (collectively the "Banks" and individually each a "Bank"), and CONTINENTAL BANK N.A., in its capacity as agent for the Banks (in such capacity, the "Agent"), pursuant to which the Banks have agreed to make loans to the Debtor;

                 FOR VALUABLE CONSIDERATION, the Debtor hereby acknowledges itself indebted and promises to pay on demand to or to the order of the Agent, the above-mentioned principal sum on presentation and surrender of this Debenture at the Agent's address mentioned above, or at such other place as the Agent may designate by notice in writing to the Debtor, and to pay interest thereon from the date hereof at the above-mentioned annual rate calculated daily in like money at the same place on the last day of each month, and, should the Debtor at any time make default in payment of any principal or interest, to pay interest on the amount in default, to the extent permitted by applicable law, both before and after default and judgment at the same rate in like money at the same place on the same dates.

1. DEFINED TERMS. In this Debenture, the following terms will have the following meanings:

                 "BUSINESS DAY" means any day, other than a Saturday, Sunday or statutory holiday in the Province of Ontario, on which chartered banks generally are open for business in Toronto, Ontario;

                 "CHARGE" means any mortgage, charge, pledge, hypothecation, lien (statutory or otherwise), assignment, lease (other than an operating lease), title retention agreement or arrangement, security interest or other encumbrance of any nature, or any other security agreement or arrangement creating in favour of any creditor a right in respect of a particular property that is prior to the right of any other creditor in respect of such property.

                 "COLLATERAL" means the collateral charged pursuant to this Debenture and, unless the context otherwise requires, any reference to "Collateral" includes the Collateral or any part of it;

                 "DEFAULT" means any default by the Company in the payment of the principal of or interest on this Debenture or any other amount payable hereunder;

                 "LANDS" has the meaning set forth in Section 2(a)(i) of this Debenture;

                 "LEASES" means all present and future leases, subleases, agreements to lease or sublease, offers to lease or sublease, licenses, concessions or other occupancy agreements, if any, relating to the whole or any part or parts of the Project made by or on behalf of the
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Debtor, as landlord, pursuant to which any Person is given the right (other than an easement or a right in the nature of an easement) to use or occupy the whole or any part or parts of the Project, in each case for the time being in effect, and all revisions, alterations, modifications, amendments, changes, extensions, renewals, replacements or substitutions thereof or therefor which may hereafter be effected or entered into with the consent of the Agent; and "Lease" means any one of them;

                 "OBLIGATIONS" means the principal, interest and other amounts owing hereunder and any other indebtedness, liabilities and obligations of the Debtor hereunder;

                 "PERSON" includes an individual, a partnership, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any other juridical entity and the heirs, executors, administrators or other legal representatives of an individual;

                 "PROCEEDS" means property in any form derived directly or indirectly from any dealing with any Collateral or the proceeds therefrom, and includes any payment representing indemnity or compensation for loss or damage to any Collateral or proceeds therefrom;

                 "PROJECT" means the Lands and all other property, whether real or personal, and all rights, interests and benefits now owned or hereafter acquired by the Debtor in connection with the Lands.

                 "PROJECT LEASE" means the lease between Ronita Properties Limited as landlord, Larizza Industries, Inc. and the Debtor as tenant made as of the 25th day of March, 1993 in respect of the land and premises municipally known as 165 Milner Avenue, Scarborough, Ontario as the same may be amended from time to time.

                 "PROJECT DOCUMENTS" means any present or future agreements entered into by the Debtor in connection with or pertaining to the development, leasing and management of the Project and any delivery facilities, including (without limitation) agreements with the municipality in which the Lands are situate, government approvals, the Leases, soil tests, a current survey, agreements with adjoining landowners, easements, rights-of-way, rights of access, rights of support and other such rights as may be required by the Agent from time to time, and all revisions, alterations, modifications, amendments, changes, extensions, renewals, replacements or substitutions thereof or therefor which may hereafter be effected or entered into with the consent of the Agent.

                 "RENTS" means all rent, additional rent, deposits held as security or otherwise, revenues, other moneys, issues, monetary benefits, rights and profits, if any, present and future, to be derived by the Debtor from the Leases and the Project.

                 "SECURITY INTERESTS" means the Charges granted by the Debtor to the Agent under this Debenture.


2. GRANT OF SECURITY. As security for the due payment of the principal of and interest on this Debenture and all other moneys payable hereunder, the Debtor hereby:

(a) Specific Charge: grants, transfers, assigns, conveys, pledges, mortgages and charges as and by way of a fixed and specific mortgage, pledge and charge to and in favour of the Agent, its successors and assigns and grants to the Agent, its successors and assigns a security interest in and to:

         (i) all of the Debtor's right, title, estate and interest, present and future, in and to the lands and premises described or referred to in Schedule I to this debenture (and in any schedules, debentures, documents or other instruments from time to
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                 time made supplemental to this debenture) together with
                 all buildings, improvements, fixtures, fixed plant, fixed machinery and fixed equipment now or hereafter located, constructed or placed in, under or upon such lands and premises and all rights of way, easements, licences, franchises and privileges appurtenant or appertaining to such lands and premises (collectively, the "Lands");

         (ii)    the unexpired residue of the term under the Project Lease; and

         (iii) all of the Debtor's right, title and interest, present and future, in and to all machinery, equipment, plant, vehicles, apparatus, fittings, fixtures, furniture, goods, chattels and other items of personal property, and all franchises, licences and permits, of any nature and description whatsoever which are now or hereafter owned by the Debtor or in which the Debtor now or hereafter has any interest of any nature whatsoever or which may be hereafter acquired by the Debtor or of which the Debtor may hereafter become possessed or obtain any interest or to which the Debtor may hereafter become entitled, in any such case wherever located, and including, without limiting the generality of the foregoing, all machinery, plant, vehicles, apparatus, fittings, fixtures, furniture, goods, chattels, and other items of personal property described or referred to in any schedules, debentures, documents or other instruments from time to time made supplemental to this Debenture or which are presently situate on, or which may at any time hereafter be constructed or brought or placed on or used in connection with, any of the lands and premises described or referred to in Schedule I hereto; provided, however, that if the assignment by the Debtor to the Agent of any franchise, licence or permit might result in the termination or breach of such franchise, licence or permit, then such franchise, licence or permit will not be assigned hereunder but will be held in trust by the Debtor for the benefit of the Agent;

(b) Unconditional Assignment: unconditionally assigns, transfers and sets over to and in favour of the Agent, its successors and assigns, as and by way of a mortgage and charge all of the right, title and interest of the Debtor in and to:

         (i) all debts, accounts receivable, claims, moneys and choses in action which are at present or which may at any time hereafter be due or owing to or owned by the Debtor relating to the Lands, including without limitation all moneys and other sums payable to or receivable by the Debtor under or in respect of any Project Documents; any and all proceeds from any insurance maintained in respect of the Lands; and realty tax recoveries with respect to the Lands, and all bills, notes and other documents now held or owned or which may be hereafter taken, held or owned by the Debtor or anyone on behalf of the Debtor in respect of such debts, accounts receivable, claims, moneys and choses in action or any part thereof, and all books and papers recording, evidencing or relating to such debts, accounts receivable, claims, moneys and choses in action or any part thereof;

         (ii) all Leases and all Rents payable thereunder, and all benefit and advantage to be derived from such Leases and Rents and the covenants, obligations and agreements of the tenants thereunder and the benefit of any guarantees of and indemnities with respect to any such Leases; and

         (iii) all Project Documents and all moneys and other sums payable to or receivable by the Debtor thereunder, and all benefit and advantage to be derived from such Project Documents and the covenants, obligations and agreements of the other parties thereto and the benefit of any guarantees of and indemnities with respect to any such Project Documents,
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         together with full power and authority to demand, sue for, recover, receive and give receipts for all rents and other moneys payable thereunder and otherwise to enforce the rights of the Debtor thereunder in the name of the Debtor; and

(c) Floating Charge: grants, transfers, assigns, conveys, pledges, mortgages and charges, as and by way of a floating charge to and in favour of the Agent, its successors and assigns, all of the present and future undertaking of the Debtor, and all property, assets, rights, entitlements, privileges, licenses, permits and benefits of the Debtor, real and personal, moveable or immoveable, tangible or intangible, both present and future, of every nature and kind whatsoever and wherever situate (other than such as are at all times effectively and validly subjected to the fixed and specific mortgages and charges hereby created); provided, however, that if the assignment by the Debtor to the Agent of any contract, intellectual property right, licence or permit might result in the termination or breach of such contract, intellectual property right, licence or permit, then such contract, intellectual property right, licence or permit will not be assigned hereunder but will be held in trust by the Debtor for the benefit of the Agent.


                 TO HAVE AND TO HOLD the rights conferred unto the Agent, its successors and assigns, subject to the terms and conditions of this Debenture.


3. CONSENTS AND APPROVALS. If any Lease, Project Document, agreement, account, claims, demand or choses in action may not be assigned, transferred, subleased, charged or encumbered without the consent or approval of some other Person, then the Security Interests granted hereunder shall only apply to such Lease, Project Document, agreement, account, claim, demand or choses in action upon such consent or approval being obtained.


4.               ENFORCEMENT; REMEDIES.

(a) If a Default occurs and is continuing, the Agent may exercise, in addition to all other rights and remedies granted to it in this Debenture, all rights and remedies of a secured party provided at law. Without limiting the generality of the foregoing, the Agent may at any time or from time to time take any one or more of the following actions:

              (i) enter into possession and use of the Collateral, whether in whole or in part, with full power, among other things, to exclude the Debtor therefrom, to carry on and manage the business and operations of the Debtor, to make such repairs, replacements, alterations and additions to the whole or any part of the Collateral that the Agent thinks advisable, to receive the Rents, incomes and profits of the Collateral or parts thereof so taken possession of and of the said business and operations and to pay therefrom all expenses of the business and operations of the Debtor and of maintaining, preserving, protecting and operating the Collateral, including payments which may be due for insurance, taxes, assessments, charges or liens prior to the charge of this Debenture upon the Collateral and for the services of lawyers (on a solicitor and his own client basis), agents and other Persons, and all costs, charges and expenses incurred in connection with the execution of the powers contained in this Debenture;

             (ii) commence proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

            (iii) file proofs of claim and any other documents to establish its claims in any proceeding relative to the Debtor;
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                                       5

             (iv) take possession of, collect, receive, appropriate and realize upon the Collateral, and/or sell, lease, assign, license, give one or more options to purchase, or otherwise dispose of and deliver the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales (including, in the case of motor vehicles, at auctions for sales of motor vehicles to motor vehicle dealers), at any exchange, broker's board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent will have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived and released to the extent permitted by applicable law. The Debtor agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent will reasonably select, whether at the Debtor's premises or elsewhere;

              (v) by an instrument in writing appoint a receiver (which term as used herein will include a receiver and manager) of the Collateral and may remove or replace such receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of such receiver;

             (vi) commence proceedings in any court of competent jurisdiction for the appointment of a receiver of the Collateral;

            (vii) transfer any securities forming part of the Collateral into the name of the Agent or its nominee, with or without disclosing that such securities are subject to the Charge hereunder;

           (viii) exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any securities forming part of the Collateral as if it were the absolute owner thereof, including the right to exchange at its discretion any and all securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer thereof or upon the exercise by any issuer thereof or the Agent of any right, privilege or option pertaining to any of the securities, and in connection therewith, to deposit and deliver any and all securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine, all without liability except to account for property actually received by the Agent; and/or

             (ix) exercise any other remedy or proceeding authorized or permitted hereby or by applicable law.

(b) The Agent may take any or all of the foregoing action without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by law) to or upon the Debtor or any other Person, and the Debtor hereby waives each such demand, presentment, protest, advertisement and notice to the extent permitted by applicable law.

(c) The Agent may apply the net proceeds of any collection, recovery, receipt, appropriation, realization or sale of any Collateral, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent hereunder, including legal fees and disbursements on a solicitor and his own client basis and the costs of any receiver,
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to the payment in whole or in part of the Obligations, in such order as the
Agent may elect, and only after such application and after the payment by the Agent of any other amount required by applicable law, need the Agent account for the surplus, if any, to the Debtor.

(d) To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Agent arising out of the exercise by the Agent or any receiver of any rights or remedies hereunder in the absence of its gross negligence or wilful misconduct. The Debtor will remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay and satisfy the Obligations.

(e) The Debtor agrees that in connection with any offer or sale of any securities forming part of the Collateral, the Agent is authorized to comply with any limitation or restriction in connection with any such offer or sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law, including compliance with such procedures as may restrict the number of prospective bidders and purchasers, requiring that such prospective bidders and purchasers have certain qualifications, and restricting such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such securities. The Debtor further agrees that such compliance will not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, and the Agent will not be liable or accountable to the Debtor for any discount allowed by reason of the fact that such securities are sold in compliance with any such limitation or restriction.

(f) In addition to the rights of the Agent specified in Section 6(c) hereof with respect to payments of accounts, if a Default has occurred and is continuing: (i) all Proceeds received by the Debtor consisting of cash, cheques and other near-cash items will be held by the Debtor in trust for the Agent, segregated from other funds of the Debtor, and will, forthwith upon receipt by the Debtor, be turned over to the Agent in the exact form received by the Debtor (duly endorsed by the Debtor to the Agent, if required); and (ii) any and all such Proceeds received by the Agent (whether from the Debtor or otherwise) may, in the sole discretion of the Agent, be held by the Agent as collateral security for, and/or then or at any time thereafter may be applied by the Agent against, the Obligations, such application to be in such order as the Agent will elect. Any balance of such Proceeds remaining after the Obligations will have been paid in full will be paid over to the Debtor or to any other Person lawfully entitled to receive the same.

(g) The Agent shall not, nor shall any receiver appointed by it hereunder, be under any obligation to take any action or exercise any remedy in collection or recovery of any Rents, moneys or proceeds or to see to or enforce the performance of the obligations of any party or parties under or in respect of the Leases, the Project Documents or any other Collateral or any of them. The Agent shall not, nor shall any receiver appointed by it hereunder, be responsible or liable for any debts contracted by it for damages to persons or property, or for salaries or non-fulfilment of contracts during any period wherein the Agent or such receiver shall manage the Collateral upon or after entry, as herein provided, nor shall the Agent or the receiver be liable to account as mortgagee in possession for anything except actual receipts other than liability resulting directly from the gross negligence or wilful misconduct of the Agent or such receiver.

(h) This Debenture is for security purposes only and shall not impair or diminish any obligation of the Debtor or any other party or parties under the Leases, the Project Documents or any other Collateral given by the Debtor.



5.               POWER OF SALE.
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                 Any sale under the Debenture may be by public auction, by
public tender or by private sale, with only such notice as may be required by law, at such time or times as the Agent may determine and either for cash or part cash and part credit, and with or without advertisement, and with or without a reserve bid and otherwise upon such terms and conditions as the Agent may determine, and the proceeds of any sale may be applied in payment of any costs, charges and expenses incurred in taking, recovering or keeping possession of the Collateral or endeavouring to procure payment of the Obligations Secured. Sales may be made from time to time of portions of the Collateral or of the equity of redemption in the Lands and the Project Lease and the Agent may make any stipulations as to title evidence or commencement of title or otherwise that the Agent may deem proper and may rescind or vary any contract for sale of any of the Collateral and resell without being answerable for any loss occasioned thereby. On any sale under this Debenture, the Agent shall be accountable only for monies actually received by the Agent as and when so received and for any of the said purposes may make and execute all such agreements and assurances as it shall think fit.


6.               POWERS OF RECEIVER.

(a) Any receiver appointed by the Agent hereunder may be vested with the rights and powers of the Agent hereunder and after a Default will have power to take possession of and collect the Collateral and for that purpose, to take proceedings in the name of the Debtor or otherwise and to make any arrangement or compromise and to carry on, or concur in carrying on, all or any part of the business of the Debtor and to use, collect, sell, dispose of, realize upon, release to third parties and otherwise deal with the Collateral or any part thereof as to it seems best. The Agent may from time to time fix the remuneration of the receiver. Without limiting the generality of the foregoing, any receiver appointed by the Agent hereunder will have power after a Default to:

              (i) from time to time and without any previous notice or demand and free of charge enter upon or into and occupy and use all or any of the premises, buildings, warehouse and undertaking of or occupied or used by the Debtor;

             (ii) borrow or raise money on the security of the Collateral in priority to this Debenture or otherwise for such purposes as may be approved by the Agent; and

            (iii) sell or otherwise dispose of or concur in selling or otherwise disposing of the Collateral without notice, to the extent permitted by applicable law, and in such manner as may seem advisable to the receiver, and to effect such sale or disposition by conveying in the name and on behalf of the Debtor or otherwise; and

             (iv) exercise any and all rights of the Debtor under any Project Document or the Project Lease or the Leases and do or cause to be done any and all acts and things under any Project Document, the Project Lease or the Leases and adjust and settle all matters relating to such performance.

(b) The receiver may be vested with such other rights and powers of the Agent hereunder and such other discretions and powers after a Default as are granted in the instrument of appointment and any supplement thereto, to the extent consistent with this Debenture. The receiver will for all purposes be deemed to be the agent of the Debtor and not of the Agent, and the Debtor will be solely responsible for his acts or defaults and for his remuneration, to the extent permitted by law.
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                                       8

7.               RIGHTS OF AGENT; LIMITATIONS ON AGENT'S
                 OBLIGATIONS

(a)              Limitation on Duties Regarding Preservation of Collateral.
The Agent's sole duty with respect to the custody, safekeeping and physical preservation of Collateral in its possession or under its control will be to use reasonable care in the custody and preservation of such Collateral. The Debtor agrees that the Agent will be deemed to have used reasonable care in the custody and preservation of Collateral if the Agent deals with such Collateral in the same manner as the Agent deals with similar property for its own account and, to the extent permitted by applicable law, the Agent need not take any steps to preserve rights against any other Person (including prior parties). Neither the Agent nor any of its directors, officers, employees or agents will be liable for failure to demand, collect or realize upon the Collateral or for any delay in doing so or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise. The Agent shall not, nor shall any receiver appointed by it be responsible or liable otherwise than as an agent and trustee for any debts contracted by it for salaries during any period wherein the Agent or such receiver is managing the Collateral or any part or parts of it upon or after entry, nor shall the Agent nor the receiver be liable to account as mortgagee in possession for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession might be liable.


(b) Notice to Account Debtors and Contracting Parties. The Agent may, and upon the request of the Agent after a Default has occurred and during its continuance, the Debtor will, notify account debtors on its accounts and parties to its contracts that the accounts and the contracts have been assigned to the Agent and that payments in respect thereof will be made directly to the Agent. The Agent may in its own name or in the name of others (including the Debtor) communicate with account debtors on the accounts and parties to the contracts to verify with them to its satisfaction the existence, status, amount and terms of any account or any contract.

(c) Collections on Accounts and Contracts. The Agent hereby authorizes the Debtor to collect its accounts and payments under its contracts in the normal course of its business and for the purpose of carrying on the same, subject to the Agent's direction and control, and the Agent may curtail or terminate said authority at any time after a Default. If required by the Agent at any time after a Default, any payments of accounts or under contracts, when collected by the Debtor, will be forthwith (and, in any event, within two Business Days) deposited by the Debtor in the exact form received, duly endorsed by the Debtor to the Agent if required, in a special collateral account maintained by the Agent, subject to withdrawal by the Agent, as hereinafter provided, and, until so deposited, will be held by the Debtor in trust for the Agent, segregated from other funds of the Debtor.

(d) Project Documents. Nothing contained in this Debenture shall render the Agent liable to any Person for the fulfilment or non-fulfilment of the obligations, covenants and agreements (including, without limitation, the payment of any monies thereunder or in respect thereof) of the Debtor pursuant to any of the Project Documents or the Project Lease.


8. COVENANTS. The Debtor covenants and agrees with the Agent that:

(a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Debenture and of the rights and powers herein granted.
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                                       9

(b) Payment of Expenses; Indemnification. The Debtor agrees to pay, and to indemnify and save the Agent and any Bank harmless from, any and all liabilities, costs and expenses (including legal fees and expenses on a solicitor and his own client basis): (i) incurred by the Agent or any Bank in the preparation, registration, administration or enforcement of this Debenture;
(ii) with respect to, or resulting from, any delay by the Debtor in paying any and all excise, sales, goods and services or other taxes with respect to any of the Collateral before they are delinquent; (iii) with respect to, or resulting from, any delay by the Debtor in complying with any requirement of law applicable to any of the Collateral; or (iv) incurred by the Agent or any Bank in connection with any of the transactions contemplated by this Debenture in the absence of its gross negligence or wilful misconduct. The amount of all such liabilities, costs and expenses will be deemed to form part of the Obligations, will be payable on demand by the Agent and the payment of all such liabilities, costs and expenses will be secured hereby.

(c) Limitation on Charges on Collateral. The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Charge or claim on or to the Collateral, other than the Charges created hereby and other than as permitted in writing by the Agent, and, subject to the foregoing exclusions, the Debtor will defend the right, title and interest of the Agent in and to any of the Collateral against the claims and demands of all Persons.

(d) Limitations on Dispositions of Collateral. The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral, except as permitted in writing by the Agent; provided, however, that the Debtor may sell, transfer, lease or otherwise dispose of inventory in the ordinary course of business.

(e) Notices. The Debtor will advise the Agent promptly, in reasonable detail, of: (i) any Charge (other than the Security Interests or any Charges permitted in writing by the Agent) on, or claim asserted against, any of the Collateral; (ii) the existence of any material right of set-off, counterclaim or other adverse claim in respect of any material portion of the Collateral; (iii) the occurrence of any other event, claim or occurrence which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Charges created hereunder; (iv) any change in the name of the Debtor; and (v) any material loss of or damage to any of the Collateral.

(f) Insurance. The Debtor will keep the tangible Collateral insured under policies maintained with reputable and financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that the loss thereunder shall be payable to the Agent as its interests may appear, and such policies or certificates thereof shall, if the Agent so requests, be deposited with or furnished to the Agent.


9. REPRESENTATIONS AND WARRANTIES. The Debtor represents and warrants to the Agent that:

         (a) Title; No Other Charges. Except for: (i) the Security Interests, and (ii) any other Charges permitted in writing by the Agent, the Debtor owns (or, with respect to any leased or licensed property forming part of the Collateral, holds a valid leasehold or licensed interest in) all of the Collateral free and clear of any and all Charges. On Default and enforcement, the Agent shall have quiet possession of the Lands, the Project Lease and the Project Documents, free from all encumbrances, subject only to those encumbrances specifically permitted by the Agent in writing.

         (b) Name of Debtor. The Debtor is not now known, and during the five years preceding the date hereof has not previously been known, by any trade name or business name except as previously disclosed to the Agent and the Banks in writing prior to the date hereof (including those set forth in Schedule II). During the five years preceding the date hereof, the

Debtor has not been known by any legal name different from the one set forth on the signature page of this Agreement except as previously disclosed to the Agent in writing prior to the date hereof (including those set forth in Schedule II), nor has the Debtor been the subject of any amalgamation or other corporate reorganization except as previously disclosed to the Agent in writing prior to the date hereof (including those set forth in Schedule II).

         (c) Corporate Authority, Execution, Delivery etc. The execution and delivery of this Debenture and the performance by the Debtor of its obligations hereunder are within the Debtor's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter documents of the Debtor or of any agreement (including, without limitation, any account or contract), indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Debtor.

         (d) Enforceability. This Debenture is a legal, valid and binding obligation of the Debtor, enforceable in accordance with its terms, except that the enforceability of this Debenture may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (e) Compliance with Laws. The Debtor is in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority, the non-compliance with which would materially adversely affect any material portion of the Collateral.


10. AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT. The Debtor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Agent's discretion after and during the continued existence of a Default, for the purpose of carrying out the terms of this Debenture, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Debenture. The Debtor hereby ratifies all that said attorney will lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and will be irrevocable until the Obligations have been paid and performed in full. The Debtor also authorizes the Agent, at any time and from time to time, after and during the continued existence of a Default to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral in connection with the sale provided for in Section 4 hereof.


11. PERFORMANCE BY AGENT OF DEBTOR'S OBLIGATIONS. If the Debtor fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Debenture, will itself perform or comply, or otherwise cause performance or compliance, with any such agreements, the expenses of the Agent incurred in connection with such performance or compliance will be payable by the Debtor to the Agent on demand and will be added to the Obligations.


12. SEVERABILITY. Any provision of this Debenture which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

13. INTERPRETATION. The paragraph headings used in this Debenture are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. When used in this Debenture, the word "including" means "including without limitation". Any reference in this Debenture to any statute will include all regulations made thereunder from time to time, and will include such statute as the same may be amended, supplemented or replaced from time to time.


14. NO WAIVER; CUMULATIVE REMEDIES. The Agent will not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof unless such waiver or acquiescence is specifically set forth in writing signed by the Agent. No failure to exercise, nor any delay in exercising, on the part of the Agent, any right, power or privilege hereunder will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion will not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. Without limiting the generality of the foregoing, this Debenture may not be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Debtor and the Agent. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and in any order and are not exclusive of any rights or remedies provided by law.


15. DEALINGS BY AGENT. The Agent may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Debtor and any third party having dealings with the Debtor, and with the Collateral or any part thereof, and with other security and sureties, as the Agent may see fit, all without prejudice to the Obligations or to the rights of the Agent under this Debenture. The powers conferred on the Agent hereunder are solely to protect the interests of the Agent in the Collateral and will not impose any duty upon the Agent to exercise any such powers. The Agent will be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents will be responsible to the Debtor for any act or failure to act hereunder, except for its or their own gross negligence or wilful misconduct.

16. IMPLIED COVENANTS. Certain covenants implied by the Land Registration Reform Act (Ontario) shall be varied as follows:

         (a) the covenants implied by paragraphs 1 and 3 of Section 7(1) of the said Act (as varied herein) shall be in addition to, and not in substitution for, the covenants and other provisions set forth in this Debenture. In the event of any conflict between any of such implied covenants (as varied herein) and any other covenant or provision of this Debenture, such other covenant or provision of this Debenture shall prevail;

         (b) the covenant deemed to be included in this Debenture by clause 7(1)1(iii) of the said Act is varied so that such covenant is as follows: "That the Debtor has not done, omitted or permitted any thing whereby the Land or the Project Lease is or may be encumbered, except as provided herein or by those encumbrances provided and permitted in writing by the Agent or disclosed by registered title; and

         (c) the covenant deemed to be included in this Debenture by clause 7(1)1(v) of the said Act is excluded from this Debenture.

17. SUCCESSORS AND ASSIGNS. This Debenture will be binding upon the Debtor and its successors and assigns and will enure to the benefit of the Agent and its successors and assigns.


18. COMMUNICATION. All communications provided for or permitted hereunder will be in writing, personally delivered to an officer or other responsible employee of the addressee or sent by registered or certified mail, charges prepaid, or by telecopy, telex or telegram or other similar means of recorded communication, charges prepaid, to the address or facsimile number set forth, in the case of the Agent, under its name on the first page of this Debenture or in the case of the Debtor, opposite its name on the execution page of this Debenture, or to such other address as the recipient may from time to time designate to the other in such manner, provided that no communication will be sent by mail pending any threatened or during any actual postal strike or other disruption of postal service in Canada or the U.S.A. Any communication so personally delivered will be deemed to have been validly and effectively given and received on the date of such delivery. Any communication so sent by telecopy, telex, telegram or other similar means of recorded communication will be deemed to have been validly and effectively given and received on the Business Day following the day on which it is sent. Any communication so sent by mail will be deemed to have been validly and effectively given and received on the fifth Business Day following the day on which it is sent.


19. NON-EXCLUSIVITY OF REMEDIES. This Debenture and the Charges arising hereunder are in addition to and not in substitution for any other security now or hereafter held by the Agent in respect of the Debtor, the Obligations or the Collateral. No remedy for the enforcement of the rights of the Agent hereunder will be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.


20. RELEASE OF INFORMATION. The Debtor hereby authorizes the Agent to provide a copy of this Debenture and such other information as may be requested of the Agent by Persons entitled thereto pursuant to any applicable legislation and otherwise with the consent of the Debtor.


21. GOVERNING LAW. This Debenture will be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein, and without prejudice to the ability of the Agent to enforce this Debenture in any other proper jurisdiction, the Debtor hereby irrevocably submits and attorns to the jurisdiction of the courts of the Province of Ontario for the purposes of this Debenture.


22. MISCELLANEOUS PROVISIONS. Possession of an executed copy of this Debenture by the Agent constitutes conclusive evidence that this Debenture was executed and delivered by the Debtor, free of all conditions not set forth in this Debenture or permitted in writing by Agent. The Debtor confirms that value has been given, that the Debtor has rights in the Collateral, and that the parties have not agreed to postpone the time for attachment of the Charge constituted hereby to any of the Collateral.


23. ACKNOWLEDGMENT OF RECEIPT. The Debtor acknowledges receipt of an executed copy of this Debenture.

                                     12A

24. AGENT ENTITLED TO PAYMENT. The Agent is entitled to receive the principal of and interest required under this Debenture and all other moneys payable hereunder and the Agent is entitled to give a discharge hereof.


25. LAST DAY OF LEASES. The Charge hereof will not extend or apply to the last day of the term of any lease or agreement therefor under which the Debtor is the lessee, now held or hereafter acquired by the Debtor but, upon the enforcement of the Charge hereof, the Debtor will stand possessed of such last day in trust to assign the same to any Person acquiring such term.


26. PLEDGE OF DEBENTURE. This Debenture may be transferred and assigned, deposited with and pledged by the Debtor as a general and collateral security for the payment and performance of its present and future indebtedness, obligations and liabilities and, when redelivered to the Debtor or its nominees, will be forthwith cancelled; but this Debenture will not be deemed to have been redeemed by reason of the account of the Debtor having ceased to be in debt while this Debenture was so assigned, deposited or pledged and no payment will reduce the amount secured under this Debenture unless specifically appropriated to and noted on this Debenture at the time of payment.

27. NON-APPORTIONMENT. Every part or lot into which the Lands are or may hereafter be divided does and shall stand charged with the whole of the principal and interest and all other amounts payable under this Debenture, and no Person shall have any right to require the principal or interest or such other amounts to be apportioned upon or in respect of any such part or lot.


28. SECURITY IN ADDITION. This Debenture is in addition to and not in substitution for any other in security now or hereafter held by the Agent and no payment to the Agent shall constitute payment on account of any of the principal, interest or other monies from time to time owing hereunder unless specifically so appropriated by the Agent by notation of such payment on this Debenture at the time of payment.


29. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations, warranties and covenants made by or on behalf of the Debtor herein are material, will be considered to have been relied upon by the Agent and will survive the execution and delivery of this Debenture or any investigation made at any time by or on behalf of the Agent and any disposition or payment of the Obligations until repayment in full thereof.


                 IN WITNESS WHEREOF, the Debtor has caused this Debenture to be duly executed and delivered as of the date first above written.



                                               MANCHESTER PLASTICS, LTD.

Address:         900 Queen Street              By: /s/   Terence C. Seikel
                 Gananoque, Ontario, Canada      Name:   Terence C. Seikel  c/s
                 K7G 2W7                         Title:  Chief Financial Officer
Facsimile:       (613) 382-8687

Attention:       President


Schedule I   -  Real Property
Schedule II  -  Names of Debtor